UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 27, 2004

MEDICIS PHARMACEUTICAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18443	52-1574808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8125 North Hayden Road Scottsdale, Arizona (Address of Principal Executive Offices)	85258-2463 (Zip Code)

Registrant’s telephone number, including area code:	(602) 808-8800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

     Medicis Pharmaceutical Corporation (the “Company”) has entered into an exclusive license and optional purchase agreement with Taro Pharmaceuticals U.S.A., Inc. (“Taro”) pursuant to which Taro will market, distribute and sell the LUSTRA® family of products and two development stage products in the United States, Canada and Puerto Rico. The license agreement is effective immediately and extends through July 1, 2007, after which Taro may purchase the product lines. Financial terms of the agreement have not been disclosed.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION
(Registrant)

Date: July 28, 2004
/s/ Mark A. Prygocki, Sr.
	Name:	Mark A. Prygocki, Sr.
	Title:	Executive Vice President,
Chief Financial Officer,
Corporate Secretary and
Treasurer